Exhibit 10.9

WHEN RECORDED

PLEASE RETURN TO:

SandRidge Energy, Inc.

Attn:  Phillip T. Warman

123 Robert S. Kerr Avenue

Oklahoma City, OK  73102-6406

DEED OF TRUST

FROM

SANDRIDGE EXPLORATION AND PRODUCTION, LLC,

as MORTGAGOR

TO

                                   ,

as TRUSTEE

FOR THE BENEFIT OF

SANDRIDGE PERMIAN TRUST,

as MORTGAGEE

Dated as of [                   ], 2011

DEED OF TRUST

THIS DEED OF TRUST (this “Deed of Trust”) is entered into as of [                     ], 2011, by SandRidge Exploration and Production, LLC, a Delaware limited liability company, as mortgagor (“Mortgagor”), whose address is 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102-6406, to                             (“Trustee”), whose address is                                                           , for the benefit of SandRidge Permian Trust, a statutory trust formed under the laws of the State of Delaware, as mortgagee (“Mortgagee”), whose address is c/o The Bank of New York Mellon Trust Company, N.A.,  919 Congress Avenue, Suite 500, Austin Texas 78701.

R E C I T A L S:

A.                                   By means of (1) a Term Overriding Royalty Interest Conveyance (Development),  effective as of April 1, 2011, from Mortgagor to [Mistmada Oil Company, Inc., an Oklahoma corporation] (“SandRidge Sub”), a true and correct copy of which is annexed hereto as Annex A-1 and made a part hereof (the “Term Conveyance (Development)”), (2) an Assignment of Overriding Royalty Interest, effective as of April 1, 2011, from SandRidge Sub to Mortgagee, a true and correct copy of which is annexed hereto as Annex A-2 and made a part hereof (the “Assignment”), and (3) a Perpetual Overriding Royalty Interest Conveyance (Development), effective as of April 1, 2011, from Mortgagor to Mortgagee, a true and correct copy of which is annexed hereto as Annex A-3 and made a part hereof (the “Perpetual Conveyance (Development)” and, together with the Term Conveyance (Development), collectively the “Conveyances”), the “Royalty Interest” (as defined in the Conveyances) has been conveyed and assigned to Mortgagee, as applicable, from Mortgagor and SandRidge Sub.  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Conveyances.

B.                                     SandRidge Energy, Inc. (“SandRidge Parent”), the sole member of Mortgagor, has undertaken certain obligations with respect to the properties described in the Conveyances under that certain Development Agreement, dated as of [                      ], 2011, between SandRidge Parent, Mortgagor and Mortgagee (the “Development Agreement”), and Mortgagor is executing this Deed of Trust to secure the obligations of Mortgagor and SandRidge Parent under the Development Agreement.

C.                                     Mortgagee has conditioned its execution and delivery of the Perpetual Conveyance (Development), the Assignment and the Development Agreement upon the execution and delivery by Mortgagor of this Deed of Trust, and Mortgagor has agreed to enter into this Deed of Trust.

NOW, THEREFORE, in order to comply with the terms and conditions of the Development Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees with Mortgagee as follows:

ARTICLE I.
Granting Clauses; Secured Obligations

Section 1.1                                      Conveyance.  Mortgagor, in order to secure the payment and performance of the secured obligations hereinafter referred to and the performance of the obligations, covenants, agreements, warranties and undertakings of Mortgagor hereinafter described, in consideration of the uses and trusts (the “Trust”) established and continued by this Deed of Trust and in consideration of $10 and other valuable consideration paid before delivery of this Deed of Trust by each of Trustee and Mortgagee to Mortgagor, who hereby acknowledges its receipt and that it is reasonably equivalent value for this Deed of Trust and all other security and rights given by Mortgagor, Mortgagor does hereby GRANT, SELL, CONVEY, TRANSFER, ASSIGN, SET OVER, CONFIRM and DELIVER unto Trustee and to Trustee’s successors or substitutes in the Trust, the following described rights, titles, interests, properties and estates of Mortgagor (sometimes hereinafter collectively referred to as the “Mortgaged Properties”): all of Mortgagor’s right, title, interest and estate in, to and under the oil, gas or other mineral leases described in Exhibit A attached hereto and made a part hereof (the “Leases”); insofar as and only insofar as such Leases cover and pertain to the Target Formation, including to such rights in and under the Leases as may be necessary to drill to, complete in and produce and market crude oil, natural gas and natural gas liquids (collectively, “Hydrocarbons”) from the Target Formation; but specifically excluding, however, all of Mortgagor’s rights, title, and interests in and to (i) any oil, gas, water supply, saltwater disposal or other well of any nature whatsoever now or hereafter located on the Subject Lands at the time of or prior to a foreclosure sale of the Mortgaged Properties, including, without limitation any Development Wells (each a “Well” and collectively, the “Wells”); and (ii) all personal property, fixtures and equipment in or on or acquired or used in connection with the ownership or operation of the Wells or the production, storage, treating, conditioning, processing, compressing, dehydrating, gathering, transporting or marketing of Hydrocarbons produced from the Wells, or the disposal of saltwater or other substances, produced therefrom.

TO HAVE AND TO HOLD the Mortgaged Properties unto Trustee, Trustee’s successors or substitutes in the Trust and Trustee’s or their assigns, forever.

Section 1.2                                      Assignment of the Mortgaged Properties.

(a)                                  This Deed of Trust is also an absolute and unconditional assignment to Trustee of the Mortgaged Properties, whether now in existence or hereafter arising, subject to the Permitted Encumbrances (as defined in the Conveyances attached hereto as Annex A-1 and Annex A-3).

(b)                                 So long as no default (as hereinafter defined) has occurred and is then continuing, Mortgagor shall have a license, revocable at the will of Mortgagee following the occurrence and continuation of a default, to enforce the terms of the Leases and exercise Mortgagor’s rights thereunder.

(c)                                  Notwithstanding any legal presumption to the contrary, Mortgagee shall not be obligated by reason of its acceptance of this assignment to perform any obligation of Mortgagor as lessee under any of the Leases.  The acceptance of this assignment shall not constitute a waiver of any rights of Mortgagee under the Development Agreement or the Conveyances or constitute a cure of any default by Mortgagor or SandRidge Parent thereunder.

Section 1.3                                      Development Agreement and Other Obligations.  This conveyance to the Trustee is in trust to secure and enforce the payment and performance of the following obligations, indebtedness and liabilities:

(a)                                  The full performance of all obligations, covenants, agreements and undertakings of and by SandRidge Parent and Mortgagor from time to time owing to Mortgagee under Article II of the Development Agreement;

(b)                                 Any sums advanced or expenses or costs incurred by the Mortgagee (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at a rate of interest equal to the lesser of (i) five percent (5%) per annum or (ii) the maximum rate permitted under applicable law or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed; and

(c)                                  Without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties, damages and liabilities with respect to indebtedness or other obligations described above in this Section 1.3, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

Section 1.4                                      Secured Obligations.  The obligations referred to in Section 1.3, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the “secured obligations” or the “obligations secured hereby”.  It is contemplated and acknowledged that the secured obligations may include obligations hereafter arising and that this Deed of Trust shall have effect, as of the date hereof, to secure all secured obligations, regardless of whether any amounts exist on the date hereof or arise on a later date or, whether having arisen or been advanced, are later repaid in part or in whole and further obligations arise or advances are made at a later date.

Section 1.5                                      Limitation on Obligations.  The Mortgagor and Mortgagee hereby agree and acknowledge that, as of the date hereof, the maximum amount recoverable under this Deed of Trust for any failure by SandRidge Parent or Mortgagor to perform the obligations described in Section 1.3(a) above is $[294,300,000]; provided, that such amount will be adjusted downward, from time to time, pursuant to Section 2.05(d) of the Development Agreement.  Mortgagor and Mortgagee further agree and acknowledge that pursuant to Section 1.1 above, the lien created by this Deed of Trust does not cover or extend to any Wells.  Accordingly, the lien created by this Deed of Trust shall automatically terminate on a wellbore only basis (as that term is commonly understood in the Texas oil and gas industry) as to each Development Well drilled after the date hereof as the same is completed.  Upon Mortgagor’s request and at Mortgagor’s expense, Mortgagee shall promptly execute and deliver a partial release, which will evidence the release in full of the lien created by this Deed of Trust with respect to any Development Well.

Section 1.6                                      Maturity Date.  The obligations, covenants, agreements and undertakings described in Section 1.3(a) of this Deed of Trust are due to be performed on and before March 31, 2015, unless extended pursuant to the terms of the Development Agreement to March 31, 2016 (the “Maturity Date”).

ARTICLE II.
Covenants

Section 2.1                                      Title Warranty.  Mortgagor warrants, represents, covenants and agrees that the Mortgaged Properties are free and clear of all liens, security interests and other Encumbrances, subject only to the Permitted Encumbrances and that, to Mortgagor’s knowledge, Mortgagor is lawfully seized of the estates and interests granted to Mortgagor under the Leases.  This Deed of Trust is subject to (but in no event shall this Deed of Trust be an assumption of) the Permitted Encumbrances, in each case to the extent and only for so long as the same are valid and subsisting and affect title to the Mortgaged Properties; provided, that the foregoing is not intended to, and shall not, subordinate the lien created hereby.

Section 2.2                                      Mortgagor hereby covenants with the Mortgagee as follows:

(a)                                  Further Assurance.  Mortgagor will, on request of Mortgagee, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust, or in the execution or acknowledgment of this Deed of Trust; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust; and (iii) execute, acknowledge, deliver, and file or record any document or instrument  reasonably requested by Mortgagee to protect the lien hereunder against the rights or interests of third persons. Mortgagor shall pay all reasonable costs connected with any of the foregoing.

(b)                                 Name and Place of Business.  Mortgagor will not cause or permit any change to be made in its name, identity, limited liability company structure, federal employer identification number or state of organization (whether by merger or otherwise) unless Mortgagor shall have notified Mortgagee of such change at least ten (10) days prior to the effective date of such change, and shall have first taken all action required by Mortgagee for the purpose of further perfecting or protecting the lien in the Mortgaged Properties created hereby. Mortgagor’s exact name is the name set forth in this Deed of Trust. Mortgagor is a limited liability company organized under the laws of the State of Delaware.

Section 2.3                                      Transfer Restriction.  Except as permitted in Sections 11.02 and 11.03 of the applicable Conveyance, Mortgagor will not Transfer any of the Mortgaged Properties without the prior written consent of the Mortgagee.  If any Mortgaged Property is permitted to be Transferred pursuant to Sections 11.02 and 11.03 of the applicable Conveyance, the Mortgagee will promptly execute, acknowledge and deliver a release of this Deed of Trust to the extent applicable to such Mortgaged Properties proposed to be Transferred pursuant to Sections 11.02 and 11.03 of the applicable Conveyance.

ARTICLE III.
Remedies Upon Default

Section 3.1                                      Default.  The term “default” as used in this Deed of Trust means:

(a)                                  the failure by SandRidge Parent to perform any obligation required to be performed by it under Section 2.01 of the Development Agreement on or before the Maturity Date;

(b)                                 failure by SandRidge Parent, within thirty (30) days after notice thereof from the Mortgagee, to cure a breach in the due performance or observance of any other covenant or agreement contained in Article II of the Development Agreement;

(c)                                  failure by the Mortgagor, within thirty (30) days after notice thereof from the Mortgagee, to cure a breach in the due performance or observance of any covenant or agreement contained in this Deed of Trust; or

(d)                                 this Deed of Trust shall fail to constitute a lien on any part of the Mortgaged Properties (subject only to Permitted Encumbrances), and such failure is not cured within thirty (30) days after written notice to Mortgagor or Mortgagor otherwise obtains knowledge thereof.

Section 3.2                                      Remedies.

(a)                                  After the occurrence of a default under Section 3.1(a) of this Deed of Trust, the lien evidenced hereby shall be subject to foreclosure, as Mortgagee may elect, in any manner provided for herein or provided for or required by law.  The existence of any default under Section 3.1(a) can be determined only at the Maturity Date.  Accordingly, notwithstanding any provision hereof or of law to the contrary, the secured obligations set forth in Section 2.01 of the Development Agreement are not subject to acceleration.

(b)                                 After the occurrence of a default, Mortgagee is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon and to cause its agents to enter upon, the Mortgaged Properties, or any part thereof, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession and operation of the Mortgaged Properties.  All costs, expenses and liabilities of every character incurred by Mortgagee in managing such properties shall constitute demand obligations owing by Mortgagor and constitute a portion of the secured obligations.

(c)                                  It shall be the duty of the Trustee and of his successors and substitutes in the Trust, on Mortgagee’s request (which request is hereby presumed) to enforce the Trust by selling the Mortgaged Property as is provided in this Deed of Trust.

(d)                                 The sale shall be a public sale at auction held between 10 A.M. and 4 P.M. of the first Tuesday of a month.  The sale shall take place at the county courthouse in Andrews County, Texas.  The sale shall occur at the area at that courthouse which the commissioners’ court of Andrews County has designated as the place where such sales are to take place by designation recorded in the real property records of Andrews County, or if no area is so designated, then the notice of sale shall designate the area at the courthouse where the sale covered by that notice is to take place, and the sale shall occur in that area.  Notice of the sale shall include a statement of the earliest time at which the sale will occur and shall be given at least twenty-one (21) days before the date of the sale (1) by posting notice at the courthouse door of Andrews County a written notice designating Andrews County as the county in which the Mortgaged Properties are located, (2) by filing a notice in the Office of the County Clerk of Andrews County and (3) by Mortgagee

by certified mail on Mortgagor and SandRidge Parent.  The sale shall begin at the time stated in the notice of sale or not later than three (3) hours after that time.  The affidavit of an individual knowledgeable of the facts to the effect that service was completed is prima facie evidence of service.  After such written notice shall have been posted and filed, as aforesaid, and such notice shall have been served upon such debtor or debtors, as aforesaid, Trustee (or Trustee’s successor or substitute then acting) shall perform Trustee’s duty to enforce the Trust by selling the Mortgaged Properties, either as an entirety or in parcels as the Trustee acting may elect, all rights to a marshalling of assets or sale in inverse order of alienation being waived, as aforesaid to the highest bidder or bidders for cash, and make due conveyance to the purchaser or purchasers, with general warranty, and the title to such purchaser or purchasers, when so made by the Trustee acting, Mortgagor binds itself, its successors and assigns, to warrant and forever defend against the claims and demands of every Person whomsoever lawfully claiming or to claim the same or any part thereof (such warranty to supersede any provision contained in this Deed of Trust limiting the liability of Mortgagor).  The provisions of this Deed of Trust with respect to posting and giving notices of sale are intended to comply with the provisions of Section 51.002 of the Texas Property Code as in force and effect on the date hereof, and in the event the requirement for any notice under such Section 51.002 shall be eliminated or the prescribed manner of giving it shall be modified by future amendment to, or adoption of any statute superseding, such Section 51.002, the requirement for such particular notice shall be deemed stricken from or modified in of this Deed of Trust in conformity with such amendment or superseding statute, effective as of its effective date.  The manner prescribed in this Deed of Trust for serving or giving any notice, other than that to be posted or caused to be posted by the Trustee acting, shall not be deemed exclusive but such notice or notices may be given in any other manner permitted by applicable law.  Said sale shall forever be a bar against Mortgagor, its successors and assigns, and all other Persons claiming under it.  It is expressly agreed that the recitals in each conveyance to the purchaser shall be full evidence of the truth of the matters therein stated, and all lawful prerequisites to said sale shall be conclusively presumed to have been performed.  Trustee may require minimum bids at any foreclosure sale and may cancel and abandon the sale if no bid is received equal to or greater than any such minimum bid.

(e)                                  Mortgagee shall have the right to become the purchaser at any sale made under this Deed of Trust, being the highest bidder, and credit given upon all or any part of the secured obligations shall be the exact equivalent of cash paid for the purposes of this Deed of Trust.

(f)                                    No single sale or series of sales by the Trustee acting and no judicial foreclosure shall extinguish the lien or exhaust the power of sale under this Deed of Trust except with respect to the items of property sold, nor shall it extinguish, terminate or impair Mortgagor’s contractual obligations under this Deed of Trust, but such lien and power shall exist for so long as, and may be exercised in any manner by law or in this Deed of Trust provided as often as the circumstances require to give Mortgagee full relief under this Deed of Trust, and such contractual obligations shall continue in full force and effect until final termination of this Deed of Trust.

(g)                                 All costs and expenses (including attorneys’ fees) incurred by Mortgagee in protecting and enforcing the rights of Mortgagee hereunder, shall constitute a demand obligation owing by Mortgagor to Mortgagee, all of which shall constitute a portion of the secured obligations.

(h)                                 If the Trustee acting should commence the sale, Mortgagee may at any time before the sale is completed direct the Trustee acting to abandon the sale, and may at any time or times thereafter direct the Trustee acting to again commence foreclosure; or, irrespective of whether foreclosure is commenced by the Trustee acting, Mortgagee may at any time after a default institute suit for collection of the secured obligations or foreclosure of this Deed of Trust.  If Mortgagee should institute suit for collection of the secured obligations or foreclosure of this Deed of Trust, Mortgagee may at any time before the entry of final judgment dismiss it and require the Trustee acting to sell the Mortgaged Properties in accordance with the provisions of this Deed of Trust.  If the Mortgaged Properties consists of several parcels or interests, Mortgagee may designate the order in which the same shall be offered for sale or sold.  Mortgagor waives all rights to direct the order in which any of the Mortgaged Properties will be sold in the event of any sale under this Deed of Trust, and also any right to have any of the Mortgaged Properties marshaled upon any sale.

(i)                                     Notwithstanding any other provisions of this Deed of Trust, any lease of Minerals covered by this Deed of Trust which are subject to the Mineral Leasing Act of 1920 as amended, and the regulations promulgated thereunder, shall not be sold or otherwise disposed of to any party other than the citizens of the United States, or to associations of such citizens or to any corporation organized under the laws of the United States, or any state or territory thereof that are qualified to own or control interests in such leases under the provisions of such Act and regulations, or to Persons who may acquire ownership or interest in such leases under the provisions of 30 U.S.C. §184(g) if applicable, as such Act or regulations are now or may be from time to time in effect.

(j)                                     The proceeds of any sale of the Mortgaged Properties, and any other amounts collected by Mortgagee from Mortgagee’s holding, leasing, operating or making any other use of the Mortgaged Properties, shall be applied by Mortgagee (or by the receiver, if one is appointed) to the extent that funds are available therefrom in the following order of priority:

FIRST, to the payment of the costs and expenses of taking possession of the Mortgaged Properties and of holding, maintaining, using, leasing, repairing, equipping, manning, improving, marketing and selling it, including (i) trustees’ and receivers’ fees, (ii) court costs, (iii) attorneys’ and accountants’ fees and (iv) costs of advertisement and brokers’ commissions;

SECOND, to the payment of the secured obligations;

THIRD, to the extent funds are available therefor out of the sale proceeds or any rents and, to the extent known by Mortgagee, to the payment of any debt or obligation secured by a subordinate deed of trust on or security interest in the Mortgaged Properties; and

FOURTH, to Mortgagor, its successors and assigns, or to whomsoever may be lawfully entitled to receive such proceeds.

Section 3.3                                      Successor or Substitute Trustee.  In case of absence, death, inability, refusal or failure of Trustee named herein to act, or in case Trustee should resign (and Trustee is hereby authorized to resign without notice to or consent of Mortgagor), or if Mortgagee shall desire, with or without cause, to replace the named Trustee, or to replace any successor or substitute previously named, Mortgagee or any agent or attorney-in-fact for Mortgagee may name, constitute and appoint a successor and substitute trustee (or another one) without other formality than an appointment and designation in writing, which need not be acknowledged, filed or recorded to be effective, except only in those circumstances—if any—where acknowledgment, filing and/or recording is required by applicable law and such law also precludes Mortgagor from effectively waiving such requirement.  Upon such appointment, this conveyance shall automatically vest in such substitute trustee, as Trustee, the estate in and title to all of the Mortgaged Properties, and such substitute Trustee so appointed and designated shall thereupon hold, possess and exercise all the title, rights, powers and duties in this Deed of Trust conferred on the Trustee named and any previous successor or substitute Trustee, and his conveyance to the purchaser at any such sale shall be equally valid and effective as if made by the Trustee named in this Deed of Trust.  Such right to appoint a substitute Trustee shall exist and may be exercised as often and whenever from any of said causes, or without cause, as aforesaid, Mortgagee or Mortgagee’s agent or attorney-in-fact elects to exercise it.

Section 3.4                                      Remedies Cumulative.  All remedies herein provided for are cumulative of each other and of all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in the Development Agreement, and, in addition to the remedies herein provided, there shall continue to be available all such other remedies as may now or hereafter exist at law or in equity for the collection of the secured obligations and the enforcement of the covenants herein and the foreclosure of the Lien evidenced hereby, and the resort to any remedy provided for hereunder or under the Development Agreement or provided for by applicable law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

Section 3.5                                      Discretion as to Security.  Mortgagee may resort to any security given by this Deed of Trust or to any guaranty of the obligations secured hereby, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

Section 3.6                                      Mortgagor’s Waiver of Certain Rights.  To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor’s successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Properties, to the extent permitted by applicable law, hereby waives and releases all rights of valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured obligations,  notice of election to mature or declare due the whole of the secured obligations and all rights to a marshaling of assets of Mortgagor, including the Mortgaged Properties, or to a sale in inverse order of alienation in the event of foreclosure of the Lien hereby created.  Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right under the terms of this Deed of Trust to a sale of the Mortgaged Properties for the collection of the secured obligations without any prior or different resort for collection, or the right under the terms of this Deed of Trust to the payment of the secured obligations out of the proceeds of sale of the

Mortgaged Properties in preference to every other claimant whatever.  If any law referred to in this Section 3.6 and now in force, of which Mortgagor or Mortgagor’s successors or assigns or any other Persons claiming any interest in the Mortgaged Properties might take advantage despite this section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section 3.6.

Section 3.7                                      No Release of Obligations.  Neither Mortgagor nor any other Person hereafter obligated for payment of all or any part of the secured obligations shall be relieved of such secured obligations by reason of (a) the failure of Mortgagee or any other Person so obligated to foreclose the lien of this Deed of Trust or to enforce any provision hereunder or under the Development Agreement; or (b) the release, regardless of consideration, of the Mortgaged Properties or any portion thereof or interest therein or the addition of any other property to the Mortgaged Properties.  Mortgagee may release, regardless of consideration, any part of the Mortgaged Properties without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien created in or evidenced by this Deed of Trust or its stature as a first and prior lien and security interest in and to the Mortgaged Properties, and without in any way releasing or diminishing the liability of any Person liable for the repayment or performance of the secured obligations.  For payment of the secured obligations, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

Section 3.8                                      Discontinuance of Proceedings.  In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the Development Agreement and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the secured obligations, this Deed of Trust, the Development Agreement, the Mortgaged Properties and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

ARTICLE IV.
Miscellaneous

Section 4.1                                      Filing.  This Deed of Trust is to be filed for record in the real property records of the county where a the Mortgaged Properties are situated.  The mailing address of Mortgagor is the address of Mortgagor set forth at the end of this Deed of Trust and the address of Mortgagee from which information concerning the Lien hereunder may be obtained is the address of Mortgagee set forth at the end of this Deed of Trust.  Nothing contained in this Section 4.1 shall be construed to limit the scope of this Deed of Trust.

Section 4.2                                      Waivers.  Mortgagee may at any time and from time to time in writing waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing, or consent to Mortgagor’s doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor’s failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing, or release any part of the Mortgaged Properties or any interest therein from the lien of this Deed of Trust.  Any party liable, either directly or indirectly, for the secured obligations or for any covenant herein or in the Development Agreement may be released from all or any part of such obligations without impairing or releasing the liability of any other party.  No such act shall in any way impair any rights or powers hereunder except to the extent specifically agreed to in such writing.

Section 4.3                                      No Impairment of Security.  To the extent allowed by applicable law, the lien, privilege and other security rights hereunder shall not be impaired by any indulgence, moratorium or release which may be granted including, but not limited to, any renewal, extension or modification which may be granted with respect to any secured obligations, or any surrender, compromise, release, renewal, extension, exchange or substitution which may be granted in respect of the Mortgaged Properties, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured obligations.

Section 4.4                                      Acts Not Constituting Waiver.  Any default may be waived without waiving any other prior or subsequent default.  Any default may be remedied without waiving the default remedied.  Neither failure to exercise, nor delay in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified.  No notice nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances.  Acceptance of any payment in an amount less than the amount then due on any secured obligations shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

Section 4.5                                      Forbearance or Extension.  No forbearance and no extension of the time for the payment of the obligations secured hereby, shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder for the payment of the obligations or performance of the obligations secured hereby, or the liability of any other Person hereunder or for the payment of the obligations secured hereby.

Section 4.6                                      Place of Payment.  All secured obligations which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Development Agreement (or if no such designation is made, at the address of Mortgagee indicated at the end of this Deed of Trust), or at such other place as Mortgagee may designate in writing.

Section 4.7                                      Application of Payments to Certain Obligations.  If any part of the secured obligations cannot be lawfully secured by this Deed of Trust or if any part of the Mortgaged Properties cannot be lawfully subject to the lien, privilege and security interest hereof to the full extent of such obligations, then all payments made shall be applied on said obligations first in discharge of that portion thereof which is not secured by this Deed of Trust.

Section 4.8             Compliance With Usury Laws.  It is the intent of Mortgagor and Mortgagee to contract in strict compliance with applicable usury law from time to time in effect.  In furtherance thereof, it is stipulated and agreed that none of the terms and provisions contained herein, in the Development Agreement or in the Conveyances shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be collected, charged, taken, reserved or received by applicable law from time to time in effect.

Section 4.9             Release of Deed of Trust.  In addition to the partial releases required pursuant to Section 1.5 hereof, if Mortgagor has satisfied its obligations under Article II of the Development Agreement, the lien created by this Deed of Trust shall automatically terminate and upon request by Mortgagor, Mortgagee shall promptly cause satisfaction, discharge and release of this Deed of Trust to be entered upon the record at the expense of Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction, reassignment and/or release as may be appropriate.

Section 4.10           Notice.  All notices, requests, consents, demands and other communications required or permitted hereunder or under the Development Agreement shall be in writing and, unless otherwise specifically provided in the Development Agreement, shall be deemed sufficiently given or furnished if delivered by personal delivery, by telefacsimile, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Deed of Trust (unless changed by similar notice in writing given by the particular party whose address is to be changed).  Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telefacsimile, upon receipt, and (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail.  Notwithstanding the foregoing, or anything else in the Development Agreement which may appear to the contrary, any notice given in connection with a foreclosure of the lien created hereunder, or otherwise in connection with the exercise by Mortgagee of its rights hereunder or under the Development Agreement, which is given in a manner permitted by applicable law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Mortgaged Properties to which such statute is applicable) constitute proper notice.

Section 4.11           Invalidity of Certain Provisions.  A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Deed of Trust to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.

Section 4.12           Gender; Titles; Construction.  All references in this Deed of Trust to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Deed of Trust unless expressly provided otherwise.  Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.  The words “this Deed of Trust”, “this instrument”, “herein”,

“hereof”, “hereunder” and words of similar import refer to this Deed of Trust as a whole and not to any particular subdivision unless expressly so limited.  Unless the context otherwise requires: “including” and its grammatical variations mean “including without limitation”; “or” is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time amended or supplemented; and references herein to any Person include such Person’s successors and assigns.  All references in this Deed of Trust to Exhibits and Annexes refer to Exhibits and Annexes to this Deed of Trust unless expressly provided otherwise, and all such Exhibits and Annexes are hereby incorporated herein by reference and made a part hereof for all purposes.  This Deed of Trust has been drafted with the joint participation of Mortgagor and Mortgagee and shall be construed neither against nor in favor of either such party but rather in accordance with the fair meaning hereof.

Section 4.13           Recording.  Mortgagor will cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 4.14           Certain Obligations of Mortgagor.  Without limiting Mortgagor’s obligations hereunder, Mortgagor’s liability hereunder and the obligations secured hereby shall extend to and include all post petition interest, expenses and other duties and liabilities with respect to Mortgagor’s obligations hereunder which would be owed but for the fact that the same may be unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 4.15           Authority of Mortgagee.  All Persons shall be entitled to rely on the releases, waivers, consents, approvals, notifications and other acts of Mortgagee without the joinder of any party other than Mortgagee in such releases, waivers, consents, approvals, notifications or other acts.

Section 4.16           Counterparts.  This Deed of Trust may be executed in several counterparts, all of which are identical.  All of the counterparts hereof together shall constitute one and the same instrument.  An executed counterpart of this Deed of Trust containing the full text of Exhibit A and Annexes A-1, A-2 and A-3 (although omitting the exhibits and schedules to such Annexes) is recorded in the real property records of Andrews County, Texas.

Section 4.17           Successors and Assigns.  The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Mortgagee and its respective successors and assigns, and shall constitute covenants running with the Mortgaged Properties.  All references in this Deed of Trust to Mortgagor or Mortgagee shall be deemed to include all such successors and assigns.

Section 4.18           FINAL AGREEMENT OF THE PARTIES.  THE WRITTEN TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 4.19           CHOICE OF LAW.  WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT MAY CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION, THIS DEED OF TRUST SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

Section 4.20           EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS DEED OF TRUST; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS DEED OF TRUST; THAT IT HAS IN FACT READ THIS DEED OF TRUST AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS DEED OF TRUST; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS DEED OF TRUST; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS DEED OF TRUST; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS DEED OF TRUST RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS DEED OF TRUST ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 4.21           Release of Institutional Trustee. It is expressly understood and agreed by the parties hereto that (a) this Deed of Trust is executed and delivered for SandRidge Permian Trust, as Mortgagee hereunder, by The Bank of New York Mellon Trust Company, N.A. (the “Institutional Trustee”) not individually or personally, but solely as institutional Trustee (and not the Trustee named herein) on behalf of SandRidge Permian Trust in the exercise of the powers and authority conferred and vested in it and (b) under no circumstances shall the Institutional Trustee be liable for any liability of Mortgagee or for any action taken or not taken by Mortgagee or Institutional Trustee under or in connection with this Deed of Trust. Mortgagor hereby unconditionally and irrevocably releases the Institutional Trustee from any and all claims of Mortgagor, whether now existing or arising in the future, arising out of, based upon, or otherwise related to, any action taken or not taken by Mortgagee or the Institutional Trustee under or in connection with this Deed of Trust.

IN WITNESS WHEREOF, this Deed of Trust is executed by Mortgagor on the date set forth in the acknowledgement below, to be effective immediately after the granting of the Conveyances and the Assignment and simultaneously with the execution and delivery of the Development Agreement.

SANDRIDGE EXPLORATION AND PRODUCTION, LLC

By:
James D. Bennett
Executive Vice President and Chief Financial Officer

The address of Mortgagor is:

SandRidge Exploration and Production, LLC

123 Robert S. Kerr Avenue

Oklahoma City, OK  73102-6406

Attention:  Philip T. Warman

Facsimile No.: (405) 429-5983

With a copy to:

Locke Lord Bissell & Liddell LLP

2800 JPMorgan Chase Tower
600 Travis

Houston, TX 77002]

Attention:

Facsimile No.:

SIGNATURE PAGE TO DEED OF TRUST

SANDRIDGE PERMIAN TRUST

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Michael J. Ulrich
Vice-President

I do hereby certify that the address of Mortgagee is:

The Bank of New York Mellon Trust Company, N.A.

919 Congress Avenue, Suite 500

Austin, Texas 78701

Attn: Michael J. Ulrich

SIGNATURE PAGE TO DEED OF TRUST

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                       , 2011, by James D. Bennett as Executive Vice President and Chief Financial Officer of SandRidge Exploration and Production, LLC, a Delaware limited liability company, on behalf of said limited liability company.

NOTARY PUBLIC, State of

(printed name)
My commission expires:

[SEAL or STAMP]

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                       , 2011, by Michael J. Ulrich, Vice-President of The Bank of New York Mellon Trust Company, N.A., a national banking association, on behalf of said association as the Trustee of SandRidge Permian Trust, a Delaware statutory trust.

NOTARY PUBLIC, State of

(printed name)
My commission expires:

[SEAL or STAMP]

ANNEX A-1
COPY OF TERM ROYALTY CONVEYANCE (DEVELOPMENT)

ANNEX A-2
COPY OF ASSIGNMENT

ANNEX A-3
COPY OF PERPETUAL ROYALTY CONVEYANCE (DEVELOPMENT)

EXHIBIT A
MORTGAGED PROPERTIES